Exhibit 32

CEO/CFO Certification Pursuant to § 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of LYFE Communications, Inc., respectively, certifies that, to the best of his knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of LYFE Communications, Inc. at the dates and for the periods indicated.

The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: August 19, 2014	/s/ Garrett Daw
Garrett Daw
Chief Executive Officer, Chief Financial Officer